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                                                                    EXHIBIT 10.2

                         CERTIFICATE OF INCORPORATION

                                      of

                            DST ACQUISITIONS, INC.

                           _________________________


     FIRST:  The name of this corporation is DST Acquisitions, Inc.

     SECOND: The registered office of this Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock that this Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

     SIXTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

     SEVENTH: To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of
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any matter occurring, or any cause of action, suit or claim that, but for this
Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     EIGHTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     NINTH:  The name and mailing address of the incorporator are as follows:

          Name:                  Robert C. Canfield

          Mailing Address:       DST Systems, Inc.
                                 333 West 11th Street - 5th Floor
                                 Kansas City, Missouri  64105

     THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 28th day of August, 1998.


                                    INCORPORATOR:


                                    /s/ Robert C. Canfield
                                   -------------------------------
                                    Robert C. Canfield